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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                January 20, 1998
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                        (Date of earliest event reported)

                           Commonwealth Bancorp, Inc.
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             (Exact name of registrant as specified in its charter)

Pennsylvania                            0-27942                       23-2828883
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(State or other jurisdiction    (Commission File Number)           (IRS Employer
of incorporation)                                            Identification No.)

2 West Lafayette Street, Norristown, Pennsylvania                        19401
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(Address of principal executive offices)                              (Zip Code)

                                 (610) 251-1600
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              (Registrant's telephone number, including area code)

                                 Not Applicable
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              (Former name, former address and former fiscal year,
                         if changed since last report)


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ITEM 5.    OTHER EVENTS

           On January 20, 1998, Commonwealth Bancorp. Inc. (the "Company") reported net income of $4.0 million for the fourth quarter of 1997 compared to $4.2 million for the fourth quarter of 1996. For the full year 1997, net income was a record $16.4 million compared to $9.3 million for the full year 1996. Results for the full year 1996 were affected by a $4.5 million after-tax charge relating to the recapitalization of the Savings Association Insurance Fund
(SAIF). Exclusive of this one-time charge, net income would have been $13.9 million in 1996. For additional information, reference is made to the Press Release, dated January 20, 1998, which is attached hereto as Exhibit 99 and is incorporated herein by reference.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

           (a)       Financial Statements.

                     Not Applicable.

           (b)       Pro Forma Financial Information.

                     Not Applicable

           (c)       Exhibits:

                      99      Press Release dated January 20, 1998


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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               COMMONWEALTH BANCORP, INC.

Date:  January 23, 1998                        By:  /s/Charles M. Johnston
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                                                    Charles M. Johnston
                                                    Chief Financial Officer



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